LIST OF SUBSIDIARIES OF JOHN B. SANFILIPPO & SON, INC.
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                                                                 REGISTRANT'S
                               RELATIONSHIP                      OWNERSHIP
ENTITY                         TO REGISTRANT     BUSINESS        PERCENTAGE
------                         -------------     --------        ------------

Sunshine Nut Co., Inc.         Subsidiary        Processor,      100%
 a Texas corporation (a)                            packager,
                                                 marketer and
                                                 distributor of
                                                 shelled nuts

JBS International, Inc.,       Subsidiary        Export sales    100%
 a Barbados corporation                          of the
                                                 Registrant's
                                                 products

Quantz Acquisition Co., Inc.,  Subsidiary        Holder of       100%
 a Delaware corporation (a)                         various
                                                 patents

(a) Effective June 25, 1999, Sunshine Nut Co., Inc. and Quantz Acquisition Co., Inc. were dissolved and merged into and with John B. Sanfilippo
    & Son, Inc.